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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-8 (No. 333-74387, 333-75837, 333-75841, 333-75847, 333-89403 and 333-88363) of Infinity Broadcasting
Corporation of our report dated January 25, 2000, except as to Note 17, which is as of March 21, 2000, appearing on page 26 of this Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 51 of this Form 10-K.

/s/ KPMG LLP

KPMG LLP
New York, New York
March 27, 2000